Exhibit 99.1

OUTDOOR CHANNEL HOLDINGS, INC.

SPECIAL MEETING OF STOCKHOLDERS

            , 2013

This Proxy is solicited by the Board of Directors for use at the Outdoor Channel Holdings, Inc. Special Meeting of Stockholders on             , 2013 or any postponement(s) or adjournment(s) thereof.

The undersigned, having read the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus dated , 2013, receipt of which is hereby acknowledged, does hereby appoint and constitute PERRY T. MASSIE, ROGER L. WERNER, JR. and THOMAS E. HORNISH, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Special Meeting of Stockholders of Outdoor Channel Holdings, Inc. to be held at 43455 Business Park Drive, Temecula, CA 92590, on , 2013, beginning at a.m., Pacific Time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $0.001 per share, of Outdoor Channel Holdings, Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies

to vote your shares on the issues described below in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.investorvote.com/OUTD

Use the Internet to vote your proxy until

1:00 am, (Pacific Time) on             , 2013.

PHONE – 1-800-652-VOTE (8683)

Use a touch-tone telephone to vote your proxy

until 1:00 am, (Pacific Time) on             , 2013.

MAIL – Mark, sign and date your proxy

card and return it in the postage-paid envelope provided

to arrive by             , 2013.

If you vote your proxy by Internet or by Telephone, you

do NOT need to mail back your Proxy Card.

(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE

☒	Please mark votes as in this example.

This Proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this Proxy will be voted as the Board of Directors recommends.

The Board of Directors recommends a vote “FOR” proposal 1.	The Board of Directors recommends a vote “FOR” proposal 2.

The Board of Directors recommends a vote “FOR” proposal 3.

1. To adopt the Agreement and Plan of Merger, dated as of November 15, 2012, as amended, by and among Outdoor Channel Holdings, Inc., InterMedia Outdoors Holdings, LLC, InterMedia Outdoor Holdings, Inc., Outdoor Merger Sub, LLC, and Outdoor Merger Corp.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. To approve, on an advisory, non-binding basis, the “golden parachute” compensation payable or that could become payable to the named executive officers of Outdoor Channel Holdings, Inc. in connection with the mergers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. To approve the adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the special meeting to adopt the Agreement and Plan of Merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

AUTHORIZED SIGNATURE(S) - Sign Here - This section must be completed for your instructions to be executed.

Date	, 2013

Signature

Signature

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by a duly authorized person. If signed by a limited liability company, please sign in limited liability company name by a duly authorized person.

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